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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
               TOGETHER WITH THE ASSOCIATED SHARE PURCHASE RIGHTS
                                       of
                              LINDBERG CORPORATION
                                       at
                             $18.125 NET PER SHARE
                                       by
                         BODYCOTE INVESTMENTS VI, INC.
                     an indirect wholly owned subsidiary of
                           BODYCOTE INTERNATIONAL PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 17, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               December 18, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated December 18, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the Offer by Bodycote Investments VI, Inc. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Bodycote International plc, a public limited company organized under the laws of England ("Bodycote"), to purchase all outstanding shares of common stock, par value $0.01 per share, together with the associated rights issued pursuant to the Rights Agreement, dated as of November 21, 1996, and amended on December 13, 2000, between Lindberg Corporation ("Lindberg") and Harris Trust and Savings Bank, as Rights Agent (collectively, the "Shares"), of Lindberg at a purchase price of $18.125 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer. Holders of Shares ("Stockholders") whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The tender price is $18.125 per Share, net to the seller in cash, without interest, prorated for fractional Shares upon the terms and subject to the conditions set forth in the Offer.
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        2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that (together with any Shares that Purchaser has the unimpaired right to acquire pursuant to the Tender Agreement (as defined in the Offer to Purchase) (which were not validly tendered or were withdrawn) and any Shares then owned by Bodycote and its subsidiaries) constitutes at least a majority of the total voting power of the outstanding securities of Lindberg entitled to vote in the election of directors or in a merger, calculated on a fully diluted basis, on the date of purchase. The Offer is also subject to the conditions set forth in the Offer to Purchase. See the "Introduction" and Sections 1, 14 and 15 of the Offer to Purchase.

        3. The Offer is being made for all outstanding Shares.

        4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager (as defined in the Offer to Purchase), the Depositary or the Information Agent (as defined in the Offer to Purchase) or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, January 17, 2001, unless the Offer is extended.

        6. The members of the Board of Directors of Lindberg at a meeting duly called and held unanimously approved the Merger Agreement and the Tender Agreement, determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as such terms are defined in the Offer to Purchase), are advisable and in the best interests of the Stockholders and recommend that Stockholders accept the Offer and tender their Shares pursuant to the Offer.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates for Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer to Purchase)), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Stockholders at the same time depending upon when Certificates for or confirmations of book-entry transfer of such Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) Stockholders residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Dresdner Kleinwort Benson or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
               TOGETHER WITH THE ASSOCIATED SHARE PURCHASE RIGHTS
                                       of
                              LINDBERG CORPORATION
                                       by
                         BODYCOTE INVESTMENTS VI, INC.
                     an indirect wholly owned subsidiary of
                           BODYCOTE INTERNATIONAL PLC

The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 18, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Bodycote Investments VI, Inc. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Bodycote International plc, a public limited company organized under the laws of England, to purchase all outstanding shares of common stock, par value $0.01 per share, together with the associated rights issued pursuant to the Rights Agreement, dated as of November 21, 1996, and amended on December 13, 2000, between Lindberg Corporation ("Lindberg") and Harris Trust and Savings Bank, as Rights Agent (collectively, the "Shares"), of Lindberg Corporation at a purchase price of $18.125 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Number of Shares to be Tendered:* ____________ Shares

    Date: ____________, ____

                                   SIGN HERE

Signature(s):___________________________________________________________________

Print Name(s):__________________________________________________________________

Print Address(es):______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Area Code and Telephone Number(s):______________________________________________

Taxpayer Identification or Social Security Number(s):___________________________

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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